EXHIBIT 99.2

For Immediate Release

INVESTOR CONTACT:	MEDIA CONTACT:
Mark Kimbrough	Jeff Prescott
(615) 344-2688	(615) 344-5708

HCA Inc. Announces

Offer to Repurchase up to 61,000,000 of its Shares

      NASHVILLE, Tenn., October 13, 2004 — HCA (NYSE: HCA) announced today that its Board of Directors has approved the initiation of a modified “Dutch” auction tender offer to purchase up to 61,000,000 shares of its outstanding common stock at a price not greater than $41.00 nor less than $35.00 per share net to the seller in cash, without interest. The tender offer is expected to commence on October 13, 2004 and to expire, unless extended, at 12:00 midnight, New York City time, on Wednesday, November 10, 2004.

      In the tender offer, shareholders will have the opportunity to tender some or all of their shares at a price within the $35.00 to $41.00 price range. Based on the number of shares tendered and the prices specified by the tendering shareholders, HCA will determine the lowest per share price within the range that will enable it to buy 61,000,000 shares, or such lesser number of shares as are properly tendered. If shareholders holding in the aggregate more than 61,000,000 shares properly tender their shares at or below the determined price per share, HCA will purchase shares tendered by such shareholders, at the determined price per share, on a pro rata basis, as will be specified in the offer to purchase relating to the tender offer that will be distributed to shareholders. Shareholders whose shares are purchased in the tender offer will be paid the determined price per share, net in cash, without interest, promptly following the expiration of the tender offer period, as it may be extended. HCA will return all shares not purchased to the shareholders tendering such shares free of charge after the expiration of the tender offer, as it may be extended. The tender offer will not be contingent upon any minimum number of shares being tendered. The tender offer will be subject to a number of other terms and conditions, including the financing condition described below, as will be specified in the offer to purchase.

      “The tender offer we are announcing today is consistent with the Company’s commitment to enhancing shareholder value and reflects our confidence in the long-term future of HCA,” stated Jack O. Bovender, Jr., HCA Chairman and CEO. “The tender offer represents an opportunity for the Company to deliver value to shareholders who elect to tender their shares, while at the same time increasing the proportional ownership of non-tendering shareholders in HCA. We believe the Company possesses the financial strength to successfully complete the tender offer and the related borrowings without jeopardizing future capital investments in our existing hospitals and communities.”

      “With the assistance of management and outside advisors, our Board has undertaken a review of the Company’s strategic plan, its use of cash flows from operations for, among other things, capital expenditures, acquisitions, debt repayment, dividends and share repurchases, and a variety of alternatives for using the Company’s available financial resources. Based upon its review, the Board determined that increasing the Company’s financial leverage to fund the tender offer is a prudent use of our financial resources and an effective means of providing value to our shareholders,” Bovender continued.

      HCA has obtained a commitment letter from JPMorgan for $2.25 billion in credit facilities, a portion of which will be used to finance the tender offer. In addition, HCA has obtained a commitment letter from JPMorgan and Merrill Lynch for a $1.5 billion short-term loan facility which will also be used to finance the tender offer. Accordingly, the tender offer will be conditioned upon receipt of this financing pursuant to the terms and conditions contained in the commitment letters and on terms satisfactory to HCA on or prior to the expiration date of the tender offer and other customary conditions.

      HCA’s Board of Directors has approved the tender offer because it has concluded that increasing the Company’s indebtedness to fund the tender offer is a prudent use of HCA’s financial resources and an effective means of providing value to HCA’s shareholders. However, none of HCA, its Board of Directors, the lead dealer manager, the dealer manager, the information agent or the depositary is making any recommendation to shareholders as to whether to tender or refrain from tendering their shares into the tender offer. Shareholders must decide how many shares they will tender, if any, and the price within the stated range at which they will offer their shares.

      Merrill Lynch & Co. is the Company’s financial advisor. The lead dealer manager for the tender offer is Merrill Lynch & Co., the dealer manager is J.P. Morgan Securities Inc., the information agent is Georgeson Shareholder Communications, Inc., and the depositary is National City Bank. The offer to purchase, letter of transmittal and related documents will be mailed to shareholders of record and will also be made available for distribution to beneficial owners of HCA common stock.

      This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any shares. The full details of the tender offer, including complete instructions on how to tender shares, along with the letter of transmittal and related materials, are expected to be mailed to shareholders on October 13, 2004. Shareholders should read carefully the offer to purchase, the letter of transmittal and the other related materials when they are available because they will contain important information. Shareholders may obtain free copies (when available) of the offer to purchase and other documents that will be filed by HCA with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at www.sec.gov or from the information agent, Georgeson Shareholder Communications, Inc., at (888) 264-7052. Shareholders are urged to read these materials carefully prior to making any decision with respect to the tender offer.

Cautionary Note Regarding Forward-looking Statements

      This press release contains forward-looking statements based on current management expectations, including statements regarding the Company’s objectives and expectations regarding the benefits that the tender offer may provide to the Company and its shareholders.

      Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to (i) the number of shares tendered and the price at which the Company determines to purchase shares in the tender offer, (ii) the availability and cost of adequate financing on terms acceptable to the Company, including the ability of the Company to successfully refinance its existing credit facility and to borrow approximately $2.5 billion pursuant to the terms and conditions of the Commitment Letters and on terms satisfactory to HCA, (iii) increases in the amount and risk of collectability of uninsured accounts and deductibles and co-pay amounts for insured accounts, (iv) the ability to achieve operating and financial targets and achieve expected levels of patient volumes and control the costs of providing services, (v) the highly competitive nature of the health care business, (vi) the continuing impact of the hurricanes on the Company’s Florida facilities and the ability to obtain recoveries under the Company’s insurance policies, (vii) the efforts of insurers, health care providers and others to contain health care costs, (viii) possible changes in the Medicare and Medicaid programs that may impact reimbursements to health care providers and insurers, (ix) the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical support personnel, (x) potential liabilities and other claims that may be asserted against the Company, (xi) fluctuations in the market value of the Company’s common stock, (xii) the impact of the Company’s charity care and self-pay discounting policy changes, (xiii) changes in accounting practices, (xiv) changes in general economic conditions, (xv) future divestitures which may result in charges, (xvi) changes in revenue mix and the ability to enter into and renew managed care provider arrangements on acceptable terms, (xvii) the availability and terms of capital to fund the expansion of the Company’s business, (xviii) changes in business strategy or development plans, (xix) delays in receiving payments for services provided, (xx) the possible enactment of Federal or state health care reform, (xxi) the outcome of pending and any future tax audits and litigation associated with the Company’s tax positions, (xxii) the outcome of the Company’s continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures and the Company’s corporate integrity agreement with the government, (xxiii) changes in Federal, state or local regulations affecting the health care industry, (xxiv) the ability to successfully integrate the operations of Health Midwest, (xxv) the ability to develop and implement the payroll and human resources information system within the expected time and cost projections and, upon implementation, to realize the expected benefits and efficiencies, and (xxvi) other risk factors detailed in the Company’s filings with the SEC. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Notwithstanding any statement in this press release, the safe harbor protections of the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with a tender offer.